Exhibit 10.1

Funds Deposit Service Agreement

Party A (Principal): Sichuan Senmiao Ronglian Technology Co., Ltd.

Legal Representative: Hu Xiang

Address: Room 1601, 16th Floor, Block 1, No. 1098, Middle Jiannan Avenue, High-tech Zone, Chengdu, Sichuan

Contact: Ke Qiao         Tel: 13668227816

Email: keqiao@ihongsen.com

Party B (Depository Bank): Sichuan XW Bank Co., Ltd.

Legal Representative: Wang Hang

Address: Suite 1-8, 26th Floor, Unit 1, Building 1, No. 8, Third Jitai Road, High-tech Zone, Chengdu, Sichuan

Contact: Yin Hao         Tel: 15608075088

Email: yinhao@xwbank.com

Whereas,

1. Party A is a business entity legally incorporated in China providing an intermediation platform of information and finance for natural persons, legal persons and other organizations with investment and financing needs using the Internet as the primary medium (hereinafter referred to as “Party A’s Platform”). Party B is a legally incorporated and validly existing commercial bank approved by the China Banking Regulatory Commission, and has the full legal rights to carry out the funds deposit services.

2. Party A, as a business entity of P2P platform, authorizes Party B to act as the depository of transactional funds of Party A’s platform users, and Party B is willing to accept such authorization. In order to define the rights, responsibilities and obligations of both Parties in the deposit services of Internet financial business, this Agreement is made and entered into by the Parties in accordance with the relevant laws and regulations.

The Parties hereby affirm that each party has the legal rights and full power to execute this Agreement and perform all of the obligations under this Agreement. Party B’s provision of deposit services for Party A under this Agreement does not constitute any commitment or guarantee of investment principal or investment income made by Party B to Party A’s platform users.

1

Chapter I Definitions

Unless otherwise specified, for purposes of this Agreement, the following terms shall have the following meanings:

Article 1 Party A’s Platform: the intermediation platform of information and finance funded, established and operated by Party A for natural persons, legal persons and other organizations with investment and financing needs using the Internet and/or mobile Internet as the primary medium (hereinafter referred to as “Party A’s Platform”). .

Article 2 Platform Users: natural persons, legal persons or other organizations that complete the authentication of identity information and bank card information on Party A’s platform and the funds deposit system, and carry out the investment and financing through Party A’s Platform (hereinafter referred to as “Platform Users”).

Article 3 Financing Subject: the information released by financing users through Party A’s Platform, including, financier’s information, use of funds, demand of funds, financing price, financing cycle, schedule and methods of repayment, etc.

Article 4 Transaction Instructions: the transactions and associated data recorded on Party A’s Platform in connection with the transfer of rights and interests between Platform Users.

Article 5 Transfer Instructions: the transfer of virtual account amount between platform users and the associated data recorded on Party B’s fund deposit system.

Article 6 Funds Deposit Services: Party B, as the depository bank, accepts the authorization of Party A, and provides the deposit services of transaction funds of platform users, funds settlement and other agreed deposit services, and collects relevant fees in accordance with laws and regulations.

Article 7 Funds Deposit System: the information technology system established and operated by Party B for the provision of peer-to-peer lending funds deposit services for the financial information intermediary companies engaged in peer-to-peer lending information intermediary activities.

Article 8 Transaction Funds Deposit Account: the platform users’ transaction funds deposit summary account opened in the name of Party A with Party B.

Article 9 Virtual Deposit Account: Party B shall open a separate virtual deposit account for each platform user for the purpose of achieving the segregated management of funds. The virtual deposit account shall be a sub-account under the transaction funds deposit account.

Chapter II The Cooperation

Article 10 Party B accepts Party A’s authorization to provide funds deposit services, which include the opening of own funds account, transaction funds deposit account and risk reserve account for Party A’s platform as requested by Party A, the establishment of bookkeeping information for Party A’s platform users and projects, the verification and transfer of Party A’s platform transaction funds and other services provided for the performance of duties required by the relevant laws and regulations of China and regulatory agencies. Article 11 Party A shall complete the connection with Party B’s system and other related work to ensure that the deposit services under this Agreement can be performed normally and effectively.

2

Chapter III Rights and Obligations

Article 12 Rights and Obligations of Party A

1. Party A undertakes and warrants that during the term of cooperation hereunder, Party B shall be the sole funds depository institution for the peer-to-peer lending funds deposit business engaged in by Party A.

2. Party A warrants that all credentials and materials provided by it to Party B shall be legal, true, accurate, complete and valid. In the event of any change in Party A’s credentials and materials, Party A must notify Party B in writing within five working days as agreed from the date of the occurrence of the change. Any risk, loss and liability resulting from the fact that the information provided by Party A is untrue, inaccurate, not timely and incomplete shall be fully borne by Party A; if any loss incurred to Party B thereby, Party B shall be entitled to demand Party A to compensate for all losses.

3. Party A is a legally incorporated business entity and has the qualification to engage in peer-to-peer lending information intermediary business and has the conditions to engage in peer-to-peer lending funds deposit business. Party A shall be solely liable for the complaints and other user disputes resulted from the violation of laws and regulations of China by its website, APP and other media or services provided by it, and the complaints caused by false, obsolete or untrue information, and assume the losses incurred to Party B thereby. Party A hereby further warrants that, if any new requirement provided by relevant laws, regulations, rules, and regulatory provisions in the future for its business operation, it will meet such requirement; otherwise, Party A shall be unconditionally liable for the compensation for any and all losses incurred to Party B due to the violation of laws, regulations, rules and regulatory provisions.

4. Party A is obliged to establish a sound internal control system and a risk management team matching with the scale of the business, carry out authenticity review and risk assessment for the financing subject released through the Party A’s platform, fully disclose information based on the principle of honesty and trustworthiness, and protect the legitimate rights and interests of the Party A’s platform users.

5. Party A shall open the following accounts in the name of Party A with Party B under the terms of this Agreement:

(1) Own Funds Account. Party A’s service charge and deposit fee shall be deducted from Party A’s own funds account by Party B pursuant to the provisions of this Agreement;

(2) Transaction Funds Deposit Account. The funds in such account shall be deposited by Party B, and Party A shall not operate the account except for the operation made in accordance with Paragraph 4, Article 13. No online bank or e-bank transfer function may be opened for this account, and no finance product or pay order may be purchased using this account;

(3) Risk Reserve Account:

■ Party A does not open a risk reserve account with Party B.

☐ Party A opens a risk reserve account with Party B, and ensures that the account is only used to deposit the own funds reserved by Party A against the risk of honoring. Party B only conducts the transfer operation pursuant to the effective transfer instruction given by Party A, and Party A shall not conduct any other operations to this account. No online bank or e-bank transfer function may be opened for this account, and no finance product or pay order may be purchased using this account. Party A shall ensure that, during the cooperation under this Agreement, the balance of the risk reserve account shall not be less than RMB____yuan at all time. If the balance of the account is less than the aforementioned amount, Party A shall make up the balance within 3 working days from the receipt of notice from Party B. If Party A fails to make up the balance for more than 3 working days, it shall be deemed as a breach of this Agreement by Party A.

3

6. Party A is obliged to establish a connection between Party A’s platform and the fund deposit system in accordance with the interface standards and data formats and other technical standards agreed by both Parties. Party A is obliged to carry out the work in accordance with the business standards and working processes provided by Party B, and Party A shall be liable for the liabilities and losses caused by its illegal operation. The expenses incurred due to the modification of Party A’s platform shall be borne by Party A.

7. Party A shall ensure that all transaction instructions with respect to platform users’ accounts sent from Party A’s platform to funds deposit system are legally and effectively authorized by platform users and the information is true and correct. All consequences caused by no legal and effective authorization by Party A’s platform users or incorrect, untrue or incomplete information in the transaction instructions shall be borne by Party A.

8. Party A undertakes to file the financing subject with and submit the details of Party A’s platform transaction instructions to the fund deposit system in accordance with the format and time required by Party B, and ensure the authenticity of the data. Party A shall be liable for any delay or suspension of services due to the false, missing or invalid data filed or submitted by it and all corresponding consequences.

9. Party A shall properly keep the managed account and password provided by Party B, and Party A shall be liable for all losses caused by its improper custody and use of such account and password. Party A is obliged to remind Party A’s platform users to properly keep the account number, password and other relevant information of the transaction account. Party B shall not be liable for any loss caused by the missing, leakage or theft of Party A’s platform users’ information.

10. Without the permission of Party B, Party A shall not transfer the interface technology, security protocol and certificate provided by Party B to any third party.

11. In the event of any change in the actual controller of the company, company information, contact person of the company, business (including, but not limited to, the change in business mode, business termination, etc.), business address, website, and significant operating conditions (including, but not limited to, the change in registered capital of the company, shareholders, legal person or authorized person in charge and domicile) after the execution of this Agreement, Party A shall notify Party B in writing within 3 working days from the date of the change.

12. In the event of any difficulty in Party A’s operation, which may affect its business continuity, any loss of Party A’s platform users due to any major delay or default of Party A’s platform financing subject, or any operation trouble or safety issue of Party A’s platform technology, Party A must notify Party B in writing within 2 working days from the occurrence of such events. Otherwise, Party B will be entitled to take measures as appropriate once learned, including, but not limited to, issuing an early warning to Party A, suspending or even terminating the cooperation under this Agreement. Meanwhile, all the consequences resulting from the delay in notification shall be borne by Party A.

4

13. Except for necessary disclosure and regulatory requirements, Party A may not use Party B’s name or information (including, but not limited to, address, telephone, trademark, logo, etc.) to conduct public marketing and promotion exceeding the scope of the cooperation hereunder. When Party A uses Party B’s name in its website, APP, peer-to-peer lending platform, public information and promotional materials, Party A shall indicate that Party B is only a funds depository organization and it makes no commitment to any product or its investment income. In no case may Party A publicize that Party B has made any express or implied guarantee or warranty or Party B shall be jointly and severally liable for the business engaged in by Party A. In the event of Party B’s reputation or other economic losses due to Party A’s violation of the provision of this Article, Party A shall bear all responsibilities, and Party B has the right to take relevant measures to safeguard its interests and request Party A to compensate for all losses incurred to Party B thereby.

14. Party A is obliged to assist Party B in taking risk control measures such as the collection, temporary spot check and regular inspection of the materials for the approval of funds deposit business admittance, and ensure the authenticity, accuracy and completeness of the information provided by it. Meanwhile, Party A is obliged to assist Party B in the random inspection of Party A’s platform financing subjects, provide, including, but not limited to, relevant background information of the entity with respect to the financing subject, information of the guarantor of the project, information of the collateral of the project, collateralized warrants of the project, backend data, money flow and other relevant information.

15. Party A undertakes that there is no illegal act violating any laws, regulations, or regulatory policies in its services and operating model, including illegal or disguised absorption of public deposits, illegal or disguised fundraising and other financial frauds, and the disguised collection of funds to engage in cash pooling business and money laundering, and so on.

16. Party A warrants the authenticity and legitimacy of investors, financiers and financing projects registered on its platform, and there is no false financier and financing project, no made-up financing project for the financier, and no intentional concealment of major flaws in any financing project and other events damaging the legitimate rights and interests of investors.

17. Party A hereby irrevocably warrants to Party B that any instructions given by it to Party B for the transfer or freezing of funds with respect to the services under this Agreement shall be legally and effectively authorized by relevant platform users, and Party B is entitled to directly transfer or freeze the funds of the corresponding account pursuant to such instructions without the consent of Party A or relevant platform users. Party B shall not be liable for any loss caused thereby.

18. Party A shall perform its anti-money laundering and anti-terrorism financing obligations, such as identification of customers, suspicious transaction reports, retention of customer identification information and transaction records, and cooperate with Party B in anti-money laundering.

5

19. Party A shall perform other duties provided by laws, administrative regulations, regulatory provisions and this Agreement.

20. Party A shall disclose information in accordance with laws, regulations, rules and related regulatory policies of China, including, but not limited to, Party A’s basic information, annual report, information of the lending projects, basic information of the borrowers, and basic information of all participants. Article 13 Rights and Obligations of Party B

1. Party B ensures that it meets the qualification requirements and conditions stipulated in the Guidelines for the Peer-to-peer Lending Funds Deposit Business for providing funds deposit services for peer-to-peer lending.

2. Party B shall perform the depository function for the transaction funds deposit account under this Agreement, and shall not be liable for the funds transferred out of the account and the funds outside of Party B’s control.

3. Party B shall ensure the accuracy, security, confidentiality and timeliness of the funds transfer on the premise of sufficient funds in the account and external consistency of information. If Party B finds any inconsistency between the transaction instruction or the transfer instruction and the provisions of this Agreement, Party B is entitled not to execute such instruction without assuming any responsibility. Party B shall only be liable for the account opening with real name and the formal audit of the external consistency of the instructions under this Agreement, and not be liable for the substantial audit for the authenticity of the transaction instructions, financing projects and the financing transaction information.

4. Unless specially required by laws and regulations or judicial authorities and regulatory departments, Party B shall execute the transfer of funds in accordance with Party A’s transfer instructions. Any legal liability and economic loss caused by the incorrect transfer instructions due to Party A’s reasons is irrelevant to Party B; Party B shall bear the relevant legal liabilities and economic losses caused by Party B’s fault in execution of transfer instruction, but Party B shall not be liable for its inability to execute the instruction due to the incorrect, untrue or incomplete transaction instruction or transfer instruction provided by Party A or its complete execution of such instruction; and if Party B has assumed any liability, Party B shall be entitled to claim for compensation from Party A. All the consequences caused by the operations by Party A without the legal and effective authorization of Party A’s platform users or the incorrect, untrue or incomplete information in the transfer instruction shall be borne by Party A.

5. Party B has the right to evaluate and supervise the operation of Party A’s platform; Party B has the right to carry out the on-site inspection and website inspection towards Party A if it is necessary for the performance of the depository functions. The inspection items include, but not limited to, whether Party A’s business address is true, whether Party A’s legal representative is true, whether Party A’s business complies with laws and regulations, whether the risk control system is complete, whether the financing subject is true, whether the information collected is complete, the situation of the independent risk control department, the matching degree between Party A’s platform transaction content and the backend data flow, and so on. Party A shall actively cooperate with Party B in such work; Party B has the right to verify whether the instructions given by Party A have been authorized by Party A’s platform users through (including, but not limited to) password verification, SMS verification, bank card authentication, order matching and other means, once Party B determined any instruction has not been authorized by Party A’s platform users or has not been carried out pursuant to the actual authorization, Party B has the right not to carry out the instruction. The provisions of this Article are the rights but not the obligations of Party B. With respect to these rights, Party B has the right to decide whether to exercise them or not, and Party B shall not be liable for the consequences resulting from the exercise or non-exercise of such rights.

6

6. Party B shall not be liable for any failure, delay in execution or improper execution of the transfer instructions due to the following reasons, including, but not limited to:

1) Any inconsistency is discovered in the verification of Party A’s information;

2) Insufficient balance in the account;

3) Funds in the account are frozen or deducted by the competent authority;

4) Party A fails to operate in accordance with the business process and requirements, and the information provided by Party A is inaccurate;

5) Party B’s system stops running or is unable to provide the deposit services under this Agreement due to the reasons not related to Party B, such as computer virus, power interruption, network communication interruption, and failure of the People’s Bank of China Payment System, etc.;

6) Force majeure.

7. Party B shall not be involved in any dispute between Party A and any platform user with respect to the investment and financing transactions. Party A shall be solely liable for all liabilities or disputes arising from the untrue, inaccurate or incomplete data provided by it to Party B. If Party B bears any liability or suffers any loss thereby, Party B has the right to claim compensation from Party A.

8. In the event of any one of the following events, Party B has the right to terminate this Agreement unilaterally without assuming any liability:

1) Party A does not file the financing subject in time, and fails to file as required after Party B’s reminder;

2) Party A conceals the change in company’s material facts or platform risks and other major events;

3) Party A releases false financing subjects and self- financing subjects;

4) Party A is criticized in a circulated notice by the regulatory agency or being investigated by public security agencies;

5) Party A’s actual controller or legal representative has been out of touch for more than 10 consecutive days;

6) Party A refuses to cooperate with Party B’s business supervision and the spot checks for financing subjects;

7) Party A does not meet any one of Party B’s admittance criteria;

8) Party A provides any false information;

9) Party A has obvious vulnerabilities in anti-money laundering management;

7

10) Party A is in violation of any term of this Agreement;

11) The balance in Party A’s risk reserve account is insufficient and Party A does not make up it within [3] working days from the receipt of notice from Party B;

12) Party A’s operation does not comply with the relevant provisions of China or the regulatory agencies;

13) Party A does not file with the competent financial regulatory department in the registration place or does not obtain the corresponding telecommunications business license within the time required by the competent authority;

14) Other events for which Party B believes that the deposit services shall be terminated occur to Party A. 9. If the services provided by Party A are suspected of infringing the legitimate rights and interests of platform users or other third parties, upon the verification, Party B has the right to terminate the services, freeze the account, and take other risk control measures as Party B deems necessary without assuming any liability; if Party B’s interests are damaged by Party A’s violation of laws and regulations. Party B has the right to recover losses from Party A.

10. Party B has the right to refuse, at its own discretion, to accept the transactions suspected of committing crimes, money laundering and cashout based on data analysis in accordance with the laws, regulations and regulatory provisions, and work out a blacklist; Party B has the right to submit the depository business data to the People’s Bank of China and other regulatory agencies in accordance with laws, regulations and regulatory provisions.

11. Party A shall clearly and prominently indicate to its platform users that, Party B’ acting as the depositary of platform users’ transaction funds shall not be deemed as the provision of guarantee or other forms of guarantees for Party A’s platform transactions and other related activities. Party B shall make no guarantee or warranty to the transaction principals and earnings of the platform users and shall not be liable for the risk of management and use of the funds, and the liabilities and risks of peer-to-peer lending investment shall be borne by the investors themselves.

12. During the provision of funds deposit services by Party B, if any suspected criminal activity is discovered, such as disposal of stolen goods, fraud, swindle, embezzlement, money laundering, tax evasion, disposal of stolen cards, etc., Party B shall assist the regulatory agencies, judicial department and other functional departments in investigating the relevant cases and the suspicious transactions as well as freezing the suspicious accounts, and provide complete user data and transaction data. Besides, Party B shall not be liable for the compensation caused by the above reasons.

13. Party B has the right to modify the system functions based on the requirements of risk control and transaction supervision, and Party A shall not refuse to use Party B’s system without reason.

14. In case the business under this Agreement may be affected by the upgrade, maintenance and adjustment of Party B’s system, Party B shall send a notice to Party A 3 working days in advance, and indicate the influence and the recovery time therein.

15. Party B shall be entitled to adjust or terminate the deposit services under this Agreement in accordance with laws, regulations, policy changes or requirements of regulatory agencies without being deemed as breaching this Agreement, and Party A shall actively cooperate with Party B in handling the matters involved in the adjustment or termination of the deposit services.

8

16. Upon the close of the end-of-day transaction of each day, Party B shall check accounts pursuant to the end-of-day settlement data sent by Party A, carry out the ledger reconciliation and general ledger reconciliation to the journal account of funds and funds balance data to ensure the consistency of the accounts of the Parties.

17. Party B shall regularly provide the funds deposit report in accordance with the provisions of laws and regulations and this Agreement, and disclose the custody and use of the platform users’ transaction funds. Such report shall at least contain the following information: Party A’s transaction scale, debit and credit balance, deposit balance, the number of borrowers and lenders.

18. Upon the termination of this Agreement, Party B shall assist Party A in completing the transfer of data and funds in accordance with the requirements of laws and regulations.

Chapter IV Business Operation Process

Article 14 Account Opening, Recharging and Withdrawal of Platform Users

1. Account opening: Party A shall guide the platform users to skip to Party B’s platform, and then Party B will open the virtual deposit account after collecting and verifying the identity information of the platform user. The methods of verification include, but not limited to, four-factor information verification. Party A shall not intercept or crack the account opening instructions submitted by platform users in any way. Party B shall not entrust or authorize other institutional verification platform to verify the account opening instructions of platform users.

2. Recharging: After the acceptance of the recharging request of platform user by Party A’s platform, Party A’s platform will send the recharging instruction to Party B’s system, then Party B’s system will transfer the funds in the platform user’s bank account through Party B’s partner payment institution to the virtual deposit account after the safety verification of the user, and the actual funds will be settled by the partner payment institution on the T+1 day and transferred to Party A’s transaction funds deposit account;

3. Withdrawal: After the acceptance of the withdrawal request of platform user by Party A’s platform, Party A’s platform will send the withdrawal instruction to Party B’s system, then Party B’s system will transfer the funds in its virtual deposit account to the platform user’s bank account after the safety verification of the user, and the remittance of actual funds will be finished on the T day or T+1 day in accordance with the settlement rules of Party B’s system.

Article 15 Investment and Repayment

1. Investment: After the acceptance of the investment request of platform user by Party A’s platform, Party A’s platform will send the investment instruction to Party B’s system, then Party B’s system will transfer the corresponding funds in its virtual deposit account to the virtual deposit account of the Party A’s platform borrower after the safety verification of the user.

2. Repayment: After the acceptance of the repayment request of platform borrower by Party A’s platform, Party A’s platform will send the repayment instruction to Party B’s system, then Party B’s system will transfer the corresponding funds in its virtual deposit account to the virtual deposit account of the Investor after the safety verification of the borrower.

9

Article 16 Payment of Fees: Party A may charge certain fees during the acceptance of the recharging, withdrawal, investment, repayment and other services pursuant to the agreement made with the platform users. The payment details of fees will be attached to the transaction instruction and sent to Party B’s system by Party A’s platform, then Party B’s system will complete the transfer of fees at the time of processing the transfer of transaction funds. Party B only performs the transfer of corresponding fees pursuant to the transaction instruction provided by Party A, and any dispute arising from the collection and transfer of fees shall be borne by Party A.

Article 17 Safety Verification: The above safety verification methods include, but not limited to, transaction password, mobile phone dynamic code and biometric identification, etc.

Article 18 Transfer of Funds: All funds transfer instructions shall relate to the corresponding transaction, and sent to Party B’s system by Party A’s platform, then the funds will be transferred after the verification by Party B’s system pursuant to the relevant regulatory provisions.

Chapter 5 Settlement of Fees

Article 19 Party B charges Party A [0.06] % of the amount successfully recharged to the fund deposit system by the platform user as the deposit service fee on a [monthly] basis. The minimum deposit service fee is RMB [300,000.00] yuan/year, that is, if the [0.06]% of the annual amount successfully recharged to the fund deposit system by the platform user is less than RMB [300,000.00], such service fee shall be charged at the rate of RMB [300,000.00] yuan/year, which shall be deducted from Party A’s own funds account within the last billing cycle prior to the expiration of this Agreement; the deposit service fee shall be capped at RMB [1,200,000.00] yuan/year, that is, if the [0.06]% of the annual amount successfully recharged to the fund deposit system by the platform user exceeds RMB [1,200,000.00] yuan, such service fee shall be charged at the rate of RMB [1,200,000.00] yuan/year, that is, when the total amount of deposit service fee charged by Party B in a year reaches RMB [1,200,000.00] yuan, Party B shall cease the charging of deposit service fee from Party A for that year.

Article 20 Party B charges the withdrawal service fee by the rate of [1.5] yuan/deal according to the number of the successful withdrawal from the funds deposit system by the platform user.

Article 21 Party B charges the bank card authentication fee by the rate of [0.5] yuan/deal according to the number of the authentication of platform user’s bank card.

Article 22 The System Access Fee (nonrecurring): RMB [200,000.00] yuan, amount in words: RMB Two Hundred Thousand yuan only.

Article 23 Collection Methods of Fees:

1. Party B shall deposit the minimum guarantee of deposit service fee into its own funds account opened by it with Party A within five working days from the execution of this Agreement. In the event of recharging or withdrawal transactions by platform users, Party B is entitled to deduct the deposit service fee or the withdrawal service fee from Party A’s own funds account on a [monthly] basis, and Party B shall issue special VAT invoices on a quarterly basis.

2. The system access fee shall be paid by Party A to the account designated by Party B within five working days from the execution of this Agreement, and Party B shall issue a special VAT invoice to Party A within 20 working days from the receipt of the payment. Party B’s designated account is as follows:

10

Account Name: Sichuan XW Bank Co., Ltd.

Account No.: 22900901040000788

Bank Name: Agricultural Bank of China Chengdu Yizhou Avenue Branch

3. During the term of this Agreement, if Party A fails to perform any payment obligation under this Agreement on schedule, Party B has the right to suspend the funds deposit services under this Agreement and all losses incurred thereby shall be solely borne by Party A.

4. In the event of early termination of this Agreement, the fees collected by Party B shall not be refunded. Such fees do not include the balance in Party A’s own funds account, transaction funds deposit account and risk reserve account.

Chapter VI Force Majeure Event

Article 24 “Force majeure event” shall refer to any earthquake, typhoon, flood, fire, blackout, breakdown of public telecommunication facilities, and other event the occurrence and consequence of which is unforeseeable, inevitable, insurmountable that may have a direct impact on the performance of this Agreement or that renders the performance of this Agreement on the agreed conditions impossible.

Article 25 Given the unique characteristics of network, force majeure event shall also include any hacker attack, outbreak of computer virus and other events.

Article 26 In the case of occurrence of any force majeure event, the party affected by it may at its discretion determine whether to suspend its performance of its obligations hereunder according to the extent to which such party is affected.

Article 27 The party invoking the force majeure event shall immediately give a written notice to the other party, and shall, within fifteen days after the occurrence of the force majeure event, provide relevant proof on the occurrence and continuance of the force majeure event. The party invoking the force majeure event shall exert its reasonable efforts to minimize the losses as a result of such event.

Article 28 In the case of any force majeure event, the Parties shall immediately conduct negotiation to seek an equitable solution thereof, and shall use all reasonable efforts to mitigate the effect of such force majeure event. In the case of any expansion of loss as a result of a party’s failure to take actions diligently or failure to cooperate, such defaulting party shall be liable for the loss of expanded part .

Chapter VII Confidentiality

Article 29 Any party (the recipient of confidential information) shall be bound to keep confidential the confidential information made known or obtained from the other party (the disclosing party of confidential information) in connection with the formation, execution of this Agreement. Neither party may disclose to or provide to any third party for its use any confidential information without the prior written consent of the other party.

“Confidential information” shall refer to information disclosed by one party to the other party during the Cooperation between the Parties in connection with this Cooperation, including but not limited to any trade secret, technical information, operation information, personal information, Cooperation information and the existence of this Agreement.

11

However, the following shall not be deemed to be a breach by the recipient of the confidentiality obligation: information disclosure or publication as required in order to observe or comply with any requirement of any applicable law, regulation or court order or ruling, arbitration ruling or any order, decision by the People’s Bank of China and other regulatory authority, any disclosure or publication required for the internal audit.

The following information shall not be deemed confidential information: (1) information already known to the public or publicly available without any breach by the recipient of the confidentiality obligations hereunder; (2) information the recipient obtained lawfully from a third party entitled to disclose such information and without confidentiality obligations regarding the same.

Chapter VIII Default Liabilities and Indemnification

Article 30 Any party which fails to perform or performs not in compliance with this Agreement shall be liable for the losses, if any, caused to the other party as a result thereof.

Article 31 Each party shall perform its obligations pursuant to the terms hereof. Where any party causes any losses to users or the other party as a consequence of breaching any term hereof or any applicable law or regulation, the defaulting party shall be liable for such losses, and the non-defaulting party shall not be liable howsoever, and is entitled to hold the defaulting party liable for the losses caused to it.

Article 32 Unless as otherwise provided in Chapter Six, the party that causes any system breakdown or failure of capital liquidation (including any failure of transfer within the agreed time period or in accordance with fund transfer order) as a result of its fault, then such defaulting party shall be liable for the losses and liabilities as a result thereof.

Article 33 In the case of any of the following, the non-defaulting party may unilaterally terminate this Agreement and hold the defaulting party liable for the losses.

1. In the case of any loss to the other party as a result of the breach of the first party, it shall be liable for the losses incurred to the non-defaulting party;

2. In the case of any loss to a party other than the Parties hereto, it shall be liable for such losses incurred to such third party;

3. In the case of any loss to a party other than the Parties hereto, which in turn renders the non-defaulting party liable to such third party, the non-defaulting party is entitled to recover the losses from the defaulting party, and the defaulting party shall be liable to indemnify the damages and losses paid by the non-defaulting party to such third party.

Article 34 In any dispute between one party and a party other than the Parties hereto arising from any issue hereunder, the other party is obligated to provide necessary assistance regarding evidence collection by the first party.

Chapter IX Dispute Resolution

Article 35 The execution, validity and interpretation of this Agreement shall be governed by the law of the PRC (which, for the purpose of this Agreement, shall not include Hong Kong, Macao and Taiwan District). Any dispute between the Parties arising out of or in connection with this Agreement shall be first resolved through friendly negotiation; if negotiation fails, either party shall commence a lawsuit at the court at the place of Party B. The Parties shall continue to comply with the terms except those related matters in dispute and perform other obligations during the dispute resolution.

12

Chapter X Term of Cooperation

Article 36 The term of this Agreement shall be one year. This Agreement shall take effect after it is signed and sealed common seal or contract seal by the legal representative or authorized representative of each party. This Agreement shall be extended automatically for one year without limit times after the expiration of the term if neither party gives a written opposition prior to the expiration of the term. If any party does not intend to renew the Agreement, then such party shall give a notice to the other party at least 30 days prior to the expiration of the term hereof, and the Agreement shall terminate on the expiration date.

Chapter XI Miscellaneous

Article 37 The Parties hereto agree to enter into a supplementary agreement after the execution of this Agreement in accordance with applicable regulations of regulatory authorities and this Agreement, setting other uncovered issues.

Article 38 In the case of any inconsistency between such supplementary agreement and this Agreement, the supplementary agreement shall be treated as standard.

Article 39 Notices and Delivery

The Parties agree that the addresses to receive all notices related to or in connection with this Contract and documents and service of process under any dispute related to this Contract and the legal consequences thereof shall be as follows:

Party A confirms that its effective mailing address shall be:

Room 1601, Floor 16, Building 1, No. 1098, Middle Section Jiannan Avenue, Gaoxin district, Chengdu City Sichuan Province.

    Attention:     Ke Qiao

    Telephone:   13668227816

Party B confirms that its effective mailing address is: Floor 25, XWBank, Tower C, New Hope International Building, Three Tianfu Street, Gaoxin District, Chengdu City

    Attention:    Yin Hao

    Telephone:   18616805008

The mailing address of each party shall applicable to all notices, agreements and other documents where no litigation is involved, and all documents and service of process in the case of any dispute arising out of this Contract, as well as arbitration, trial of first instance, trial of second instance, re-trial and enforcement proceedings of any dispute.

The party intending to make a change to its mailing address shall give a notice to other party. If any party fails to perform the notification obligations in the manner set forth above, the mailing address confirmed above shall still be deemed the valid mailing address. In the case of any failure by any party to actually receive any document or service of process as a result of the inaccuracy of the mailing address provided or confirmed by such party, a failure to timely notify the other party or court, or the rejection by the related party or its designated recipient after the change to such mailing address, in the case of delivery via mail, the date the document is returned shall be deemed the date of effective service. If the party has fulfilled its obligation on intended change to the mailing address, the changed mailing address shall be deemed effective mailing address. In the case of any mailing address expressly provided in this Contract between the Parties, the Court may conduct service of process directly via mail, and the documents shall be deemed sufficiently served even if the other party fails to receive the same delivered via mail by the court.

The notice service clause and dispute resolution shall be independent from each other, and shall not be affected by validity of the Contract as whole or other clauses.

Article 40 Change and Termination

13

1. During the term hereof, the Parties may negotiate to adjust any term hereof according to the business development, financial innovation, changes to national laws, regulations and regulatory policies etc, and shall base on the fact signing new specific agreement or making changes or adding the specific agreement has signed. This Agreement shall remain valid before the Parties reach a consensus and enter into a supplementary agreement.

2. Except in cases of termination after the expiry of the Term hereof or early termination or cancellation by either party, any party intended to terminate this Agreement at any time during the Term hereof shall give a 90 days written notice to the other party, and this Agreement may only be terminated subject to the written consent of the other party.

3. In the case of any change to any applicable state laws, regulations, regulations of a regulatory authority at any time during the Term hereof, the Parties shall negotiate to make an amendment to this Agreement.

4. This Agreement shall be in four copies, of which Party A shall keep two, Party B shall keep two, each having the same force and effect.

(No text below)

14

(This page is the signature page of the Fund Depository Service Agreement)

Party A (Seal): Sichuan Senmiao Technology Ltd.

Legal representative or authorized representative (Seal):

Dated: April 8, 2018 ,

Party B (Seal): Sichuan XWBank, Ltd.

Legal representative or authorized representative (Seal):

Dated: April 2, 2018

15